Exhibit 23.2
Consent of Independent Auditors
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated August 4, 2011, with respect to the consolidated balance sheet of AlpInvest Partners N.V. included in Amendment No. 3 to the Registration Statement (Form S-1 No. 333-176685) and related Prospectus of The Carlyle Group L.P. for the registration of common units representing limited partner interests.
Amsterdam, The Netherlands, February 10, 2012
/s/ Ernst & Young Accountants LLP